Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of [●], 2020 by and among Forian, Inc., a Delaware corporation (“Parent”), on the one hand, and the undersigned securityholder (a “Securityholder”) of Helix Technologies, Inc., a Delaware corporation (the “Company”), on the other hand.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and [Merger Sub], a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Securityholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of shares of Company Common Stock and the number of shares of Company Preferred Stock (as defined in the Merger Agreement) set forth opposite the Securityholder’s name on Schedule I hereto (such shares of Company Common Stock and Company Preferred Stock, together with any other capital stock of the Company, the power to dispose of or the voting power over which is acquired by a Securityholder after the date of this Agreement (including, for the avoidance of doubt, any shares of capital stock of the Company resulting from the conversion of any other Subject Securities), collectively, the “Subject Shares”)); and

WHEREAS, as a condition to and as an inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Securityholders have agreed to enter into this Agreement, to vote their Subject Shares as described herein, to the treatment of the other Subject Securities as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1
DEFINITIONS

Section 1.1 General. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any Subject Security, a short sale with respect to such Subject Securities, entering into or acquiring an offsetting derivative contract with respect to such Subject Securities, entering into or acquiring a future or forward contract to deliver such Subject Securities, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Securities.

(b) “Expiration Date” means the earliest to occur of (i) such date and time after the Effective Time at which the Securityholders’ Subject Securities shall have been exercised, converted or otherwise terminated or cancelled, and such Securityholder no longer has any right or claim of ownership over any Subject Security or other equity interests of the Company or the Surviving Corporation, (ii) such date and time as the Merger Agreement shall be properly terminated pursuant to Article VIII of the Merger Agreement, and (iii) as to the Securityholder, the mutual written agreement of Parent and such Securityholder to terminate this Agreement.

(c) “Transfer” means, with respect to any Subject Security, the direct or indirect assignment, sale, transfer, assignment, tender (into a tender offer, exchange offer or otherwise), pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition (including by merger or any other conversion into securities or other consideration) of such Subject Securities (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Securities, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

(d) “Voting Period” means the period commencing on the date hereof through and including the Expiration Date.

Article 2
AGREEMENT TO VOTE AND IRREVOCABLE PROXY

Section 2.1 Agreement to Vote. The Securityholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Securityholder agrees that it shall, or shall cause the holder of record on any applicable record date to, appear at such meeting, in person or by proxy, or otherwise cause all of such Securityholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted), in person or by proxy, such Securityholder’s Subject Shares or deliver (or cause to be delivered) a written consent in respect of such Subject Shares:

(a) in favor of (i) adoption of the Merger Agreement and approval of the Merger, (ii) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company’s stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company’s stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes for adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger); and

(b) against (i) any action, proposal, transaction or agreement that would (A) constitute a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Securityholder under this Agreement or (B) that reasonably would be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the consummation of the Merger or such other transactions, (ii) any Alternative Proposal (as defined in the Merger Agreement) or any proposal relating to an Alternative Proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries, or any other action or transaction involving the Company (other than the Merger Agreement and the Merger), (iv) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the governing or organizational documents of the Company or any Company Subsidiary (as defined in the Merger Agreement), (v) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement, or (vi) any proposal or action that would result in any of the conditions set forth in Article VII of the Merger Agreement or any obligations of the Company not being fulfilled.

The Securityholder agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article 2.

Section 2.2 Grant of Irrevocable Proxy. The Securityholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Securityholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any annual or special meeting of stockholders at which any of the matters described in Section 2.1 is to be considered during the Voting Period, with respect to such Securityholder’s Subject Securities as of the applicable record date, in each case solely to the extent and in the manner specified in Section 2.1; provided, however, that such Securityholder’s grant of the proxy contemplated by this Section 2.2 shall be effective if, and only if, such Securityholder has not delivered to the Secretary of the Company, at least two (2) Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that such Securityholder’s Subject Securities be voted in accordance with Section 2.1. This proxy, if it becomes effective, is given to secure the performance of the duties of such Securityholder under this Agreement, and its existence will not be deemed to relieve such Securityholder of its obligations under this Agreement. This proxy shall expire and be deemed revoked automatically on the Expiration Date.

Section 2.3 Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by the Securityholder is irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Securityholder with regard to such Securityholder’s Subject Securities and the Securityholder acknowledges that the proxy constitutes an inducement for Parent and Merger Sub to enter into the Merger Agreement. The power of attorney granted by the Securityholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Securityholder.

Section 2.4 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of any Securityholder or by any Securityholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company. The Securityholder is executing this Agreement solely in such capacity as a record or beneficial holder of the Subject Securities.

Article 3
NO Transfer of Subject Securities or Voting Rights

Section 3.1 Except as otherwise expressly permitted by this Agreement or the Merger Agreement, the Securityholder hereby agrees that, during the Voting Period, such Securityholder shall not:

(a) cause or permit, or commit or agree to cause or permit, any Transfer of any of such Securityholder’s Subject Securities or take any other action that would in any way delay, restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement;

(b) deposit, or permit the deposit of, or act in concert with any Person to deposit, any of such Securityholder’s Subject Securities in a voting trust, grant any proxy or power of attorney in respect of such Securityholder’s Subject Securities, enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Securityholder’s Subject Securities or otherwise commit or suffer any act that could restrict or affect such Securityholder’s legal power or right to vote, or exercise a written consent with respect to, the Subject Securities;

(c) acquire, offer or propose to acquire or agree to acquire, directly or indirectly, any additional securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company;

(d) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons with respect to any securities of the Company;

(e) act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Capital Stock in connection with any vote or other action with respect to a business combination transaction, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and any proposal or action in respect of which approval of the Company’s stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement and otherwise as expressly provided by Section 2.1; or

(f) commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, if a Securityholder is a natural person, such Securityholder may Transfer any such Subject Securities by will, other testamentary document or under the laws of intestacy upon the death of such Securityholder.

Section 3.2 Any Transfer or other action taken or effected in violation of this Article 3 shall, to the fullest extent permitted by Law, be void ab initio and of no force or effect, and the Company may decline to give effect to such transfer in its books and records and those of its agents.

Article 4
No Solicitation of Alternative Proposals

Section 4.1 The Securityholder (in such Securityholder’s capacity as such) shall, and shall cause its Affiliates, and its and their respective officers, directors, managers or employees, and shall instruct its and their respective accountants, consultants, legal counsel, financial advisors, agents and other representatives to: (a) immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any Inquiry and (b) not, and not publicly announce any intention to, directly or indirectly, (i) solicit, initiate, knowingly encourage or facilitate any Inquiry (it being understood and agreed that answering unsolicited phone calls shall not be deemed to “facilitate” for purposes of, or otherwise constitute a violation of, this Section 4.1), (ii) furnish non-public information to any Person in connection with an Inquiry or an Alternative Proposal or (iii) enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to an Inquiry or an Alternative Proposal.

Section 4.2 The Securityholder shall (a) notify Parent reasonably promptly (but in no event more than twenty-four (24) hours) following such Securityholder’s receipt of any Alternative Proposal or any Inquiry or request for non-public information relating to the Company or any Company Subsidiary by any Person who has made or could reasonably be expected to make any Alternative Proposal, (b) advise Parent in writing of (i) the receipt of such Alternative Proposal, Inquiry or request, (ii) the identity of the Person making any such Alternative Proposal, Inquiry or request, and (iii) the terms and conditions of such Alternative Proposal or potential Alternative Proposal or the nature of the information requested, (iv) as reasonably promptly as practicable provide to Parent: (1) a copy of such Alternative Proposal or potential Alternative Proposal, if in writing, or a written summary of the material terms of such Alternative Proposal, if oral, and (2) copies of all written requests, proposals, correspondence or offer, including proposed agreements received by such Securityholder or any of its Representatives; and (c) keep Parent reasonably informed on a reasonably current basis, or upon Parent’s reasonable request, (i) of the status and material terms of (including amendments or revisions or proposed amendments or revisions to) each such Alternative Proposal or potential Alternative Proposal, and (ii) as to the nature of any information requested of such Securityholder with respect thereto.

Article 5
Treatment of Securities; TERMINATION OF CERTAIN AGREEMENTS

Section 5.1 Company Preferred Stock. A Securityholder that is the beneficial owner of Company Preferred Stock agrees (a) other than as provided in this Section 5.1, not to convert or elect to convert, all or in part, any shares of Company Preferred Stock into shares of Company Common Stock; and (b) that, notwithstanding anything to the contrary in the Company’s organization documents or any Contract relating to such Securityholder’s shares of Company Preferred Stock to the contrary, effective as of the time that is immediately prior to the Effective Time, (i) each share of Company Preferred Stock held by such Securityholder shall automatically convert into 1.046 shares of Company Common Stock and (ii) each such share of Company Preferred Stock shall deemed to be cancelled on the books and records of the Company and shall cease to be outstanding. The Securityholder releases Parent, Merger Sub, the Company and the Surviving Corporation from any and all claims related to such Securityholder’s shares of Company Preferred Stock upon their conversion as set forth in this Section 5.1.

Section 5.2 Company Convertible Notes. A Securityholder that is the beneficial owner of one or more Company Convertible Notes agrees (a) other than as provided in this Section 5.2, not to convert or elect to convert, all or in part, any amount outstanding at any time under any such Convertible Promissory Note into shares of Company Capital Stock; and (b) that, notwithstanding anything to the contrary in any such Company Convertible Note or any other Contract relating thereto, effective as of the time that is immediately prior to the Effective Time, (i) the then-current outstanding unpaid principal and accrued but unpaid interest under each such Company Convertible Note (together with any other unpaid fees due thereunder, the “Convertible Amount”), shall automatically convert into that number of shares of Company Common Stock as is set forth in the applicable Convertible Note Conversion Agreement contemplated by the Merger Agreement, (ii) each such Company Convertible Note shall be deemed to be paid in full and shall cease to be binding upon the Company and the Surviving Corporation, and none of the Company, the Surviving Corporation or any of their Affiliates shall have any further obligations with respect thereto; and (iii) each of Parent, Merger Sub, the Company and the Surviving Corporation are hereby authorized to file any UCC-3 financing statement terminating such Securityholder’s Liens in any assets or properties of the Company or the Surviving Corporation and authorizes each of Parent, Merger Sub, the Company and the Surviving Corporation, or its designees, to take any other action reasonably necessary to effect the foregoing. The Securityholder releases Parent, Merger Sub, the Company and the Surviving Corporation from any and all claims related to such Securityholder’s Company Convertible Notes upon their conversion as set forth in this Section 5.2.

Section 5.3 Termination of Securityholder Contracts. A Securityholder that is party to a Securityholder Contract (as defined below) agrees that, notwithstanding anything to the contrary in any such Securityholder Contract, effective as of the time that is immediately prior to the Effective Time, each such Securityholder Contract shall automatically terminate as to such Securityholder and cease to be binding upon the Company and the Surviving Corporation as to such Securityholder, and none of Parent, the Company, the Surviving Corporation or any of their Affiliates (including MOR) shall have any further obligations as to such Securityholder with respect thereto. For purposes of this Agreement, “Securityholder Contract” means, with respect to Securityholder, any Contract to which such Securityholder and the Company or any of its Subsidiaries is party, but it shall not include the employment agreements with Scott Ogur or Zachary Venegas or the management agreement with the Rose Capital entities (the “Excluded Contracts”), each of which will terminate immediately after the Effective Time provided that the terms thereof will continue to be binding to extent an obligation was triggered or incurred before termination.

Article 6
ADDITIONAL COVENANTS OF THE SECURITYHOLDERS

Section 6.1 General Covenants. No Securityholder shall: (a) enter into any Contract with any Person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the representations, warranties, covenants and obligations of the Securityholders under this Agreement or that would make any representation or warranty of any Securityholder contained in this Agreement untrue or incorrect; or (b) take any action that would restrict, impair or otherwise affect such Securityholder’s legal power, authority and obligation to comply with and to timely perform such Securityholder’s covenants and obligations under this Agreement. The Securityholder further agrees that it shall use its commercially reasonable efforts to cooperate with Parent, the Company and their respective Subsidiaries to effect the transactions contemplated hereby and the Merger Agreement.

Section 6.2 No Appraisal or Other Claims. The Securityholder: (a) knowingly, voluntarily, intentionally, unconditionally and irrevocably waives and agrees not to exercise any right (including under Section 262 of the DGCL) to demand appraisal of any of the Subject Securities or right to dissent from the Merger that such Securityholder may have (collectively, “Appraisal Rights”) or to receive notice of any right to seek Appraisal Rights in connection with the Merger; (b) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the Merger; and (c) agrees not to commence, participate in or voluntarily aid in any way, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Representatives or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, or (z) making any claim with respect to any disclosures in any filing, statement, report or document filed with or furnished to the SEC connection with the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Securityholders for any breach of this Agreement.

Section 6.3 Confidentiality. The Securityholder agrees, and agrees to cause its Covered Persons to and to instruct and cause its and their Representatives to, keep confidential all nonpublic information in their possession regarding Parent, Company and their respective Subsidiaries (including MOR in the case of Parent) to the extent such nonpublic information is in their possession (the “Confidential Information”); provided, however, that such Securityholders, their Affiliates and their respective Representatives shall not be required to maintain as confidential any Confidential Information that (a) becomes generally available to the public other than as a result of disclosure (x) by such Person or (y) to the knowledge of such Person, in violation of an obligation or duty of confidentiality to the Company, or (b) such Person is required pursuant to the terms of a valid order issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction or any applicable Law to disclose to such Governmental Entity (provided, that with respect to this clause (b), such Person shall (i) to the extent legally permissible, prior to the disclosing of any Confidential Information, provide Parent with prompt notice of such order and provide commercially reasonable assistance and cooperation with all efforts of Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries (including MOR) in obtaining a protective order or other remedy and (ii) disclose such Confidential Information only to the extent required, upon advice of counsel, by such order or Law and use commercially reasonable efforts to ensure that such Confidential Information is accorded confidential treatment.

Section 6.4 Communications. Unless required by applicable Law, including the Exchange Act and the rules and regulations promulgated thereunder, the Securityholder shall not, and the Securityholder shall cause its Affiliates and its and their Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of Parent, the Company or any of their respective Subsidiaries (including MOR in the case of Parent), including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent. The Securityholder hereby (a) consents to and authorizes the publication and disclosure by Parent, the Company and their respective Affiliates and Representatives of such Securityholder’s identity and holding of Subject Securities, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement in any public disclosure document required by applicable Law in connection with the Merger or any other transactions contemplated by the Merger Agreement or any other information required to be disclosed by applicable Law and (b) shall as promptly as practicable notify Parent of any required corrections with respect to any information supplied by such Securityholder specifically for use in any such disclosure document.

Section 6.5 Further Assurances. From time to time, at the reasonable request of Parent and without further consideration, the Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to comply with its obligations under this Agreement.

Section 6.6 Fiduciary Duties. This Agreement is being entered into by the Securityholders solely as a record and/or beneficial owner of the Subject Shares. Nothing in this Agreement shall restrict or limit the ability of the Securityholders or any of their respective Affiliates who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its shareholders.

Article 7
REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS

The Securityholders hereby represent and warrant to Parent as of the date of this Agreement and as of the Company Stockholder Meeting as follows:

Section 7.1 Power; Due Authorization; Binding Agreement. Such Securityholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by such Securityholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Securityholder, and no other proceedings on the part of such Securityholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of such Securityholder, enforceable against such Securityholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 7.2 Ownership of Shares. (i) Such Securityholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Securities set forth opposite its name on Schedule I, (ii) such Securityholder has sole voting power, and sole power of disposition, with respect to all of its Subject Securities, (iii) such Securityholder’s Subject Shares, together with the capital stock of the Company underlying the Company Convertible Notes and Company Warrants set forth on Schedule I, are all of the shares of Company Capital Stock that are owned, either of record or beneficially, by such Securityholder and its Affiliates (other than the other Securityholders), (iv) such Securityholder’s Subject Securities are all of the equity interests of the Company or any of its Subsidiaries that are owned, either of record or beneficially, by such Securityholder and its Affiliates (other than the other Securityholders); (v) other than the Company Convertible Notes set forth on Schedule I, there is no other Indebtedness or other amounts outstanding on behalf of the Company or any of its Subsidiaries in favor of such Securityholder or any of its Affiliates; (vi) the Subject Securities owned by such Securityholder are free and clear of all Liens, other than any Liens created by this Agreement, the underlying agreements pursuant to which such s were issued or as imposed by applicable securities Laws and (vii) such Securityholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Securities.

Section 7.3 No Conflict. The execution and delivery of this Agreement by such Securityholder does not, and the performance of the terms of this Agreement by such Securityholder will not, (a) require the consent or approval of, or any filing with, any other Person or Governmental Entity, (b) conflict with or violate any organizational document of such Securityholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the Subject Securities pursuant to, any Contract to which such Securityholder is a party or by which such Securityholder or any of the Subject Securities are bound or (d) violate any Law applicable to such Securityholder or any of its assets (including the Subject Securities).

Section 7.4 No Actions or Proceedings. There are no (a) actions, suits, claims, litigations, investigations, inquiries or proceedings commenced pending or, to the knowledge of such Securityholder, threatened against such Securityholder or any of its assets or (b) outstanding Orders to which any Securityholder or any of its assets are subject or bound, in each case, which could reasonably be expect to, individually or in the aggregate, prevent, materially delay or impair in any material respect such Securityholder’s ability to perform its obligations under this Agreement.

Section 7.5 Reliance by Parent and Merger Sub. Such Securityholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Securityholder’s execution, delivery and performance of this Agreement.

Section 7.6 Adequate Information. Such Securityholder is a sophisticated investor and has adequate information concerning the business and financial condition of Parent, MOR and the Company to make an informed decision regarding the Merger and has independently and without reliance upon Parent, MOR or the Company and based on such information as such Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Securityholder acknowledges that neither Parent, MOR nor any of their respective Subsidiaries or Representatives has made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Securityholder acknowledges that the agreements contained herein with respect to the Subject Securities held by such Securityholder are irrevocable.

Section 7.7 No Brokers. Such Securityholder has not employed any investment banker, broker or finder in connection with the transactions contemplated by the Merger Agreement who is entitled to any fee or any commission from Parent or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Merger or any other transaction contemplated by the Merger Agreement.

Article 8
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Securityholders as of the date of this Agreement and as of the Company Stockholder Meeting as follows:

Section 8.1 Power; Due Authorization; Binding Agreement. Parent has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other applicable action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of each of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 8.2 No Conflict. The execution and delivery of this Agreement by Parent and does not, and the performance of the terms of this Agreement by Parent will not, (a) require the consent or approval of, or any filing with, any other Person or Governmental Entity, (b) conflict with or violate any organizational document of Parent, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under any Contract to which Parent is a party or by which Parent is bound or (d) violate any Law applicable to Parent or any of its assets, except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect Parent’s ability to perform its obligations under this Agreement.

Article 9
TERMINATION

Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Securityholders hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided that (i) this Article 9, Article 10 and, if the Merger is consummated, Section 6.3 and Section 6.4 shall survive any termination or expiration of this Agreement, (ii) any such termination shall not relieve any party from liability for any breach of its obligations hereunder prior to such termination or relieve any party from completing any obligation that arose hereunder in connection with the consummation of the transactions contemplated here, and (iii) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

Article 10
MISCELLANEOUS

Section 10.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Security. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Securityholders in the voting of any of the Subject Securities, except as otherwise specifically provided herein, or (b) in the performance of any of the Securityholders’ duties or responsibilities as officers or directors, as applicable, of the Company.

Section 10.2 Stock Splits, etc. In the event of any stock split, stock dividend or distribution, or any change in the Subject Securities by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange or the like, the term “Subject Securities” shall be deemed to refer to and include such Subject Securities as well as all shares distributed in such stock dividends and distributions and any securities into which or for which any or all of such Subject Securities may be changed or exchanged or which are received in such transaction, and such Securityholder agrees, while this Agreement is in effect, to promptly (and in any event within twenty-four (24) hours) notify Parent of the number of any new Subject Securities, if any, acquired by such Securityholder or any of its Affiliates after the date hereof.

Section 10.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger consummated.

Section 10.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail (provided, however, that notice given by facsimile or email shall not be effective unless either (i) a duplicate copy of such facsimile or email notice is promptly given by one of the other methods described in this Section 10.4 or (ii) the delivering party receives confirmation of receipt of such notice either by facsimile or email or any other method described in this Section 10.4); (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices under this Agreement shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Securityholder to the address on Schedule 1 hereto, to:

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley and Scarborough LLP

4140 Parklake Ave., 2nd Floor

Raleigh, NC 27612

Email: david.mannheim@nelsonmullins.com

Attn: David Mannheim

(b)	if to Parent, to:

[●]

Facsimile: [●]

Email: [●]

Attn: [●]

with a copy (which shall not constitute notice) to:

[●]

Facsimile: [●]

Email: [●]

Attn: [●]

Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Merger Agreement (to the extent referred to in this Agreement) and, in each case, any exhibit, schedule or annex thereto, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except that the parties hereto expressly agree that the Company is intended to, and shall, be a third party beneficiary of the covenants and agreements of the parties hereto, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company.

Section 10.6 Amendments and Waivers. This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. The foregoing notwithstanding, no failure or delay by Parent or the Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the Merger and the other transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 10.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purposes of and the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that the rights, interests and obligations of Merger Sub may be assigned to another direct or indirect wholly owned subsidiary of Parent. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns

Section 10.9 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

Section 10.10 Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, however, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Merger and the other transactions contemplated by this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any Order rendered by any such court in Delaware as described herein. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Merger or the other transactions contemplated by this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.11.

Section 10.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is explicitly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.10, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 10.13 Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$”will be deemed references to the lawful money of the U.S. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 10.14 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile or by email with .pdf attachments, all of which shall be deemed an original and considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

Securityholder

By:
Name:
Title:

[Signatures Continue On Next Page]

[Signature Page to Voting and Support Agreement]

FORIAN, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Name and Address	No. of Shares of Company Common Stock	No. of Shares of Company Preferred Stock	Company Convertible Notes (including principal amount and date of issuance)